This Note and the shares of common stock purchasable upon exercise of the conversion rights contained in this Note (collectively, the "Securities") have not been registered under the Securities Act of 1933 (the "Act"). The Securities may not be sold, assigned, pledged, transferred or otherwise disposed of in the absence of such registration unless in the opinion of counsel satisfactory to the Company (defined below), an exemption from such registration under the Act is applicable to such proposed sale, assignment, pledge, transfer or other disposition. Furthermore, an optional conversion of this Note may not be made unless, in the opinion of counsel satisfactory to the Company, such conversion is exempt from registration under the Act.



                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

                                Convertible Note

                               Due March 15, 2002

No .............

$ ..............                                                    April , 1997

     WINDSWEPT ENVIRONMENTAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware, currently having its principal office at 72-B Cabot Street, West Babylon, New York 11704 (the "Company") for value received hereby promises to pay to on March 15, 2002, the principal amount of

(or so much thereof as shall not have been repaid) at the office or agency of the Company in the City of West Babylon, State of New York, and to pay interest at the rate of 10% per annum (computed on the basis of a 360-day year of twelve 30 day months) at said office or agency, on the unpaid portion of said principal amount from the date of this Note, semi-annually on the 15th day of September and the 15th day of March in each year, subject to Section 2.3(b) hereof.

                                    ARTICLE 1

                      The Notes; Exchanges and Prepayments

     1.1 Notes. This Note is one of an authorized issue of Convertible Notes due March 15, 2002 (collectively, the "Notes" and each, a "Note"), each in the denomination of $10,000 or a multiple thereof, issued by the Company in an aggregate original principal amount of a minimum of $200,000 and a maximum of $700,000, maturing on March 15, 2002, and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note. This Note is one of the Notes referred to in that certain Subscription Agreement between the Company and the holder to whom this Note was originally issued (the "Agreement"). This Note is entitled to the benefits of the Agreement and, with respect to the registration, issuance and resale of the securities acquired upon conversion of this Note, is also subject to the obligations imposed by the Agreement.

     1.2 Loss, Theft, Destruction of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the Note so lost, stolen, destroyed or mutilated, or, if no interest shall have been paid thereon, then dated as of the date of the Note so lost, stolen, destroyed or mutilated.

     1.3 Optional Prepayments. The Company, at its election, upon notice given as provided in Section 1.4 below, may prepay the outstanding Notes at any time or from time to time, in whole or in part, at the principal amount so to be prepaid, together with accrued interest thereon to the date of such prepayment, and without premium.

     1.4 Notice of Prepayments; Right to Convert in Lieu of Accepting Prepayments. In the case of each prepayment of the Notes, notice thereof shall be given to the holders of all outstanding Notes not less than 45 nor more than 60 days prior to the date fixed for such prepayment, which notice shall specify the date fixed for such prepayment and the Section of this Note pursuant to which such prepayment is to be made.

     Upon notice of any prepayment being given there shall become due and payable, at the principal office of the Company, on the date specified in such notice, the principal amount of this Note, or portion thereof, designated for prepayment, with interest accrued on such principal amount, or portion thereof, to the date fixed for such prepayment; provided, however, that, without limiting the generality of any provision of Article 2 below, upon notice of any prepayment pursuant to this Section 1.4, the holder of this Note may, subject to compliance with applicable securities laws, elect to refuse any part or all of such prepayment by converting (in accordance with Article 2 below), on or prior to the close of business on the fifth business day next preceding the date fixed for such prepayment, the principal amount of this Note equal to the amount of the payment of principal so refused, and in such case, the rights of the Company to make any prepayment pursuant to such notice shall be reduced by the principal amount of this Note so converted.

     1.5 Application of Prepayments. In the case of any prepayment of less than the entire unpaid principal amount of all outstanding Notes, the amount to be prepaid shall be applied pro rata (as nearly as may be in multiples of $1,000) to all outstanding Notes according to the respective unpaid principal amounts thereof. Anything in this Section 1.5 or elsewhere in this Note to the contrary notwithstanding, the Company may at any time or from time to time repurchase or offer to repurchase Notes .pursuant to a pro rata offer for tenders made to all holders of the Notes.

     1.6 Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof at its option may require the Company to make and deliver, at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note payable to such holder, for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the unpaid principal amount of this Note (or, if no interest has been paid hereon, then dated as of the date of this Note), or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid. As a condition of payment of all or any of the principal, of or interest on this Note, the Company may require the holder to present this Note for notation of such payment and, if this Note be paid in full, may require the holder to surrender this Note.

                                    ARTICLE 2

                               Conversion of Notes

     2.1 Conversion; Conversion Price.

     (a) On the date the registration statement registering the shares of Common Stock (defined below) into which all of the Notes are then convertible becomes effective under the Act, the entire principal amount of all of the Notes shall be automatically converted into fully-paid and nonassessable shares of Common Stock of the Company, par value $.0001 per share ("Common Stock") at the conversion price, determined below, in effect on such date.

     (b) At the option of the holder, subject to compliance with applicable securities laws, all or any portion of the principal amount of this Note may, at any time on or before the close of business on March 15, 2002, or in case this Note or portion hereof shall have been called for prepayment, then until and including, but (unless the Company shall default in payment due upon the prepayment hereof) not after, the close of business on the fifth business day next preceding the date fixed for such prepayment, be converted into fully-paid and non-assessable shares of Common Stock at the conversion price, determined below, in effect at the time of conversion.

     (c) The initial conversion price at which shares of Common Stock shall be delivered upon conversion, of this Note shall be $0.50 per share, subject to adjustment from time to time as provided in Section 2.4 below. The term "conversion price" refers to the initial and/or an adjusted conversion price.

     2.2 Surrender of Note Upon Conversion.

     (a) Following the automatic conversion of this Note, this Note shall represent the right to receive a certificate or certificates for the number of shares of Common Stock into which this Note has been automatically converted, registered in the name of the holder, plus any cash payable pursuant to Section
2.3 below, after surrender of this Note to the Company at its principal office.

     (b) In order to exercise the conversion privilege, the holder shall surrender this Note to the Company at its principal office and shall give written notice to the Company at said office that the holder elects to convert this Note or, if less than the entire principal amount of this Note is to be converted, the portion hereof to be converted. Notes surrendered for conversion shall be accompanied by proper assignments thereof to the Company or in blank.

     (c) Upon conversion of this Note in part only, the Company shall execute and deliver to the holder hereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unconverted portion of this Note. As promptly as practicable after the surrender of this Note as aforesaid, the Company shall issue and shall deliver at its principal office to the holder, or on the holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of the principal of this Note (or portion hereof) in accordance with the provisions of this Article 2 and cash, as provided in Section 2.3 below, in respect of any fraction of a share of Common Stock issuable upon such conversion and in payment of any accrued interest. The holder of this Note shall become the holder of record of the shares of Common Stock into which this Note has been converted at the close of business on the date of an automatic conversion or, with respect to an optional conversion, on the date the Company receives this Note and the requisite notice and assignment, as the case may be.

     2.3 Fractional Shares; Accrued Interest.

     (a) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note. Instead, the Company shall pay cash equal to the difference between the principal amount converted and the product of the number of whole shares purchasable under this Note upon such conversion and the conversion price.

     (b) Subject to the next sentence, interest shall accrue on this Note through the date of its conversion into Common Stock and shall be payable in cash when the certificates(s) for the Common Stock into which this Note has been converted are delivered to the holder. However, if this Note is automatically converted into Common Stock prior to September 15, 1997, no interest shall be due and payable to the holder.

     2.4 Adjustment of Conversion Price.

     (a) In the event the Company (i) declares any dividend on its Common Stock in shares of its capital stock, (ii) subdivides the outstanding shares of its Common Stock into a larger number of shares, (iii) combines the outstanding shares of its Common Stock into a smaller number of shares, or (iv) issues by reclassification of its Common Stock any shares of its capital stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the conversion price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the record holder of this Note shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had this Note been converted immediately prior to such date. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made hereunder, the holder of shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors of the Company (the "Board") shall determine the allocation of the adjusted conversion price between shares of such classes of capital stock or shares of Common Stock and other capital stock.

     (b) After each adjustment of the conversion price pursuant to this Section 2.4, the Company will promptly prepare a certificate signed by the President, and by the Secretary or an Assistant Secretary of the Company setting forth the conversion price as so adjusted, and a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by to the record holder of this Note. No failure to give such notice nor any defect therein or in the giving thereof shall affect the validity thereof except as to the holder to whom the Company failed to give such notice or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (c) As used in this Section 2.4, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon conversion of this Note shall include only shares of such class designated in the Company's Certificate of Incorporation as common Stock on the date the Notes were first issued or in the case, pursuant to
Section 2.4(a) hereof, (i) of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 2.4(a) hereof, the stock, securities or property provided for in such Section 2.4(a), or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon the conversion of this note as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value,or from no par value to par value, such shares of Common Stock as so reclassified or changed.

     (d) Any determination as to whether an adjustment in the conversion price in effect is required pursuant to this Section 2.4, or as to the amount of any such adjustment, if required, shall be binding upon the holder of this Note and the Company if made in good faith by the Board.

     (e) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 5% in such price; provided, however, that any adjustments which by reason of this subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

     (f) If at any time as a  result  of an  adjustment  made  pursuant  to this
Section 2.4, the holder of this Note thereafter converted shall become entitled to receive any shares of the Company other than Common Stock, the number of such other shares so receivable upon of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares issuable upon conversion of this Note contained in this Section, and the provisions of this Section 2.4 with respect to the shares issuable upon conversion of this Note shall apply on like terms to any such other shares.

     2.5 Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and, when issued in accordance with the provisions of this Note, shall be fully paid and non-assessable.

     2.6 Exercise of Conversion Right. By accepting this Note, the holder agrees that any exercise of the conversion right will be made only in accordance with applicable securities laws and, accordingly, that the holder will cooperate with the Company to the extent reasonably requested by the Company for the purposes of permitting such compliance.

                                    ARTICLE 3

                              Defaults and Remedies

     3.1 Events of Default. "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          A. Default in the due and punctual payment of the principal of this Note when and as the same shall become due and payable, whether at the maturity or at a date fixed for prepayment or by acceleration or otherwise; or

          B. Default in the due and punctual payment of any interest on this Note, when and as such interest shall become due and payable, and continuance of such default for a period of 10 days; or

          C. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          D. The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors.

     3.2 Acceleration of Maturity. Upon any Event of Default described in Subsections C. or D. of Section 3.1, the principal of this Note, together with the interest accrued thereon, shall become immediately due and payable. If any Event of Default described in subsections A.

or B. of Section 3.1 occurs and is continuing, then the holder of this Note may declare the principal of this Note to be due and payable immediately, by a notice in writing to the Company, and, upon any such declaration, the principal of this Note together with the interest accrued thereon shall become immediately due and payable.

     3.3 Remedies Cumulative. No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     3.4 Remedies Not Waived. No course of dealing between the Company and the holder hereof or any delay in exercising any rights hereunder shall operate as waiver by any holder hereof.

                                    ARTICLE 4

                              Amendment and Waiver

     By accepting this Note, the holder hereof agrees that any provision of this Note, including any Event of Default, may, with the written consent of the Company and such holder, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively).

                                    ARTICLE 5

                     Provisions Bind Successors and Assigns

     All the provisions of this Note binding the Company or the holder shall bind their respective successors and assigns, whether or not they state so expressly.

                                    ARTICLE 6

                                    Headings

     The headings in this Note are inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the provisions hereof.

                                    ARTICLE 7

                                     Notices

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given or made when delivered by hand, against acknowledgement of receipt, (including delivery by a recognized overnight courier service), or on the third business day after mailing, if mailed certified mail, return receipt requested, in each case addressed as follows:

          (a) if to the holder of this Note, to the last address of such holder set forth in the Note registry records of the Company; or

          (b) if to  the  Company,  to the  address  of  its  principal  office,
     Attention: President.

                                    ARTICLE 8

                                  Governing Law

     This Note shall be construed and enforced in accordance with, and governed by, the law of the State of New York, without regard to principles of conflict of laws.


     IN WITNESS WHEREOF, WINDSWEPT ENVIRONMENTAL GROUP, INC. has caused this Note to be executed in its corporate name by its duly authorized representative, all as of the day and year first above written.

                                            WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------